Exhibit 10.1

PURCHASE AGREEMENT

Dated as of May 20, 2011

by and among

GLOWPOINT, INC.,

AVAYA INC.,

AVAYA UK

and

AVAYA CANADA CORP.

TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE OF EQUIPMENT	1
Section 1.1 Purchase and Sale of Equipment.	1
Section 1.2 Purchase Price and Closing.	1
ARTICLE II REPRESENTATIONS AND WARRANTIES	2
Section 2.1 Representations and Warranties of the Company.	2
(a) Organization, Good Standing and Power.	2
(b) Authorization; Enforcement.	2
(c) Capitalization.	2
(d) Issuance of Securities.	2
(e) No Conflicts.	2
(f) Commission Documents, Financial Statements.	3
(g) No Material Adverse Change.	3
(h) Reserved.	3
(i) Reserved.	3
(j) Actions Pending.	3
(k) Compliance with Law.	3
(l) Reserved.	3
(m) Books and Records; Internal Accounting Controls.	4
(n) Securities Act of 1933.	4
(o) Governmental Approvals.	4
(p) Public Utility Holding Company Act and Investment Company Act Status.	4
(q) Reserved.	4
(r) Reserved.	4
(s) Reserved.	4
(t) DTC Status.	4
Section 2.2 Representations and Warranties of each of the Sellers.	4
(a) Organization and Standing of Avaya.	4
(b) Authorization and Power.	4
(c) No Conflict.	4
(d) Acquisition for Investment.	5

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(e) Rule 144.	5
(f) General.	5
(g) No General Solicitation.	5
(h) Accredited Investor.	5
(i) Certain Fees.	6
(j) No Shorting.	6
(k) Independent Investment.	6
(l) Actions Pending.	6
ARTICLE III COVENANTS	6
Section 3.1 Securities Compliance.	6
Section 3.2 Registration and Listing.	6
Section 3.3 Reserved.	6
Section 3.4 Compliance with Laws.	6
Section 3.5 Reserved.	6
Section 3.6 Reporting Requirements.	7
Section 3.7 Other Agreements.	7
Section 3.8 Reserved.	7
Section 3.9 Reserved.	7
Section 3.10 Pledge of Securities.	7
Section 3.11 Reserved.	7
Section 3.12 Equipment.	7
Section 3.13 Put Rights.	7
ARTICLE IV CONDITIONS	8
Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.	8
(a) Accuracy of Each Seller’s Representations and Warranties.	8
(b) Performance by Sellers.	8
(c) No Injunction.	8
(d) Delivery of Transaction Documents.	8
(e) No Proceedings or Litigation.	8
(f) Officer's Certificate.	8
Section 4.2 Conditions Precedent to the Obligation of each Seller to Close and to Purchase the Securities.	9
(a) Accuracy of the Company's Representations and Warranties.	9
(b) Performance by the Company.	9
(c) No Suspension, Etc.	9
(d) No Injunction.	9

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-iii-

PURCHASE AGREEMENT

This PURCHASE AGREEMENT dated as of May 20, 2011 (this “Agreement”) by and among Glowpoint, Inc., a Delaware corporation (the "Company"), Avaya Inc., a Delaware corporation ("Avaya"), Avaya UK, a company formed under the laws of England & Wales (“Avaya UK”), and Avaya Canada Corp., a company formed under the laws of Nova Scotia (“Avaya Canada” and, collectively with Avaya and Avaya UK, the “Sellers”).

The parties hereto agree as follows:

ARTICLE I PURCHASE AND SALE OF EQUIPMENT

Section 1.1 Purchase and Sale of Equipment.  (a) In consideration of up to an aggregate of $1,651,433.68 (the “Payment”), payable in that number of shares (the “Shares” or the “Securities”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), as determined in accordance with Section 1.2 below, each of the Sellers does hereby grant, sell, transfer and deliver to the Company the used equipment described on Exhibit A attached hereto owned by it (for purposes of this Agreement, with respect to each Seller, references to “Equipment” refer to the equipment described on Exhibit A that are owned by that Seller).  Exhibit A sets forth, for each piece of Equipment, the purchase price, owner, physical location and whether currently in use.  Each of the Sellers shall deliver the Equipment to the Company DDP Company’s premises in Murray Hill, NJ.  Upon receipt of the Equipment, the Company shall have fifteen (15) calendar days (the “Acceptance Period”) to make such inspection of the Equipment, at the Company’s cost and expense, as it shall deem necessary or appropriate.  During the Acceptance Period, the Company may, in its sole and absolute discretion, reject any piece of Equipment; provided, that within three business days after the Acceptance Period, the Company shall notify Avaya in writing of any such Equipment that should be excluded from the Bill of Sale to be delivered at Closing (the “Rejected Equipment”).

(b) The parties expressly acknowledge and agree that each of the Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and the Company shall not assume or have any responsibility for, any and all debts, liabilities, charges, assessments or obligations of every kind or nature whatsoever that have accrued or may exist in respect of the Equipment prior to the Closing (the “Excluded Liabilities”).  The parties expressly acknowledge and agree that the Company shall assume and shall be responsible for paying, performing and discharging when due, and none of the Sellers shall have any responsibility for, any debts, liabilities, charges, assessments or obligations (of every kind or nature whatsoever) that accrue or may exist in respect of the Equipment on or after the Closing (the “Assumed Liabilities”).

Section 1.2 Purchase Price and Closing.  (a) The number of Shares to be issued by the Company to each of the Sellers at Closing (defined below) pursuant to the terms hereof shall be determined by dividing the Payment to be delivered at Closing to each Seller (as determined by aggregating the purchase price for the Equipment owned by each such Seller per Exhibit A) by the per share price of the Company’s Common Stock, which shall be calculated using the 30-day trailing volume-weighted average price of a share of Common Stock on the Over-the-Counter Bulletin Board as determined before the opening of trading in the Company’s Common Stock on the day immediately prior to Closing (the “Share Price”); provided, that the purchase price associated with the Equipment owned by a Seller, if any, that is rejected by the Company during the Acceptance Period shall be deducted from the Payment due to that Seller in accordance with the pricing set forth on Exhibit A.

(b) The Company and the Sellers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(c) Subject to the terms and conditions hereof and in consideration of the sale of the Equipment, the Company agrees to issue to each of the Sellers, and each of the Sellers, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, agrees to accept the Shares, each in connection with the execution of the Bill of Sale which shall be substantially as attached hereto as Exhibit B (the “Bill of Sale”).  The closing of the purchase and sale of the Equipment to be acquired by the Company and the issuance of the Shares to the Sellers under this Agreement (the “Closing”) shall take place at such date and time as Avaya and the Company may agree upon (the "Closing Date"); provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to the Sellers the Shares and any other documents required to be delivered pursuant to Article IV hereof.  At the Closing, the Sellers shall deliver the executed Bill of Sale.

ARTICLE II REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the Sellers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.   The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect; provided, however, that the foregoing shall not include operating losses and accrued sales taxes and regulatory fees in the amounts contemplated by the Commission Documents (as defined in Section 2.1(f) hereof).  For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

(b) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Bill of Sale (collectively, the "Transaction Documents"), and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or stockholders is required.  When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) Capitalization.  The authorized capital stock and the issued and outstanding shares of capital stock of the Company by type as of the date hereof is set forth on Schedule 2.1(c) hereto.

(d) Issuance of Securities.  The Shares to be issued at the Closing will have been duly authorized by all necessary corporate action and the Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable.

(e) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate or conflict with any provision of the Company's Certificate of Incorporation (the “Certificate”) or Bylaws (the “Bylaws”), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)).  Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations and the Certificate of Designation).

(f) Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and except as set forth on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents").  Except as set forth on Schedule 2.1(f) hereto, at the times of their respective filings, the Form 10-K for the fiscal year ended December 31, 2010 (the “Form 10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth on Schedule 2.1(f) hereto, as of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.

(g) No Material Adverse Change.  Except as set forth in the Commission Documents or on Schedule 2.1(g) hereto, since December 31, 2010, the Company has not experienced or suffered any Material Adverse Effect.

(h) Reserved.

(i) Reserved.

(j) Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

(k) Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for any noncompliance therewith that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(l) Reserved.

(m) Books and Records; Internal Accounting Controls.  The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.

(n) Securities Act of 1933.  Based in material part upon the representations herein of Avaya, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.

(o) Governmental Approvals.  Except for the filing of any notice prior or subsequent to a Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and the filing of a Form 8-K, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

(p) Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon a Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(q) Reserved.

(r) Reserved.

(s) Reserved.

(t) DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth on Schedule 2.1(t) hereto.

Section 2.2 Representations and Warranties of each of the Sellers.  Each of the Sellers hereby represents and warrants to the Company as follows with respect to itself as of the date hereof and as of the Closing Date:

(a) Organization and Standing of Avaya.  It is a company duly organized and validly existing under the laws of the jurisdiction in which it is organized.  With respect to Avaya, Avaya further represents and warrants that it is in good standing under the laws of the State of Delaware.

(b) Authorization and Power.  It has the requisite power and authority to enter into and perform the Transaction Documents to which it is a party and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of the Transaction Documents by such Seller to which it is a party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Seller or its Board of Directors or stockholders is required.  When executed and delivered by such Seller, the applicable Transaction Documents to which it is a party shall constitute valid and binding obligations of such Seller enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) No Conflict.  The execution, delivery and performance of the Transaction Documents by such Seller to which it is a party and the consummation by such Seller of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of its charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Seller is a party or by which such Seller’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Seller or by which any property or asset of such Seller is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect such Seller’s ability to perform its obligations under the Transaction Documents.  In no way limiting the foregoing, such Seller has good and marketable title to all Equipment owned by it, free and clear of all security interests, attachments, liens (statutory or otherwise) and other encumbrances (except for those security interests, attachments, liens (statutory or otherwise) and other encumbrances that exist in connection with Avaya’s senior secured credit facilities and senior secured notes issuances (the “Existing Liens”), which Existing Liens will be removed effective as of the Closing pursuant to the terms of the agreements under which the Existing Liens were created.

(d) Acquisition for Investment.  Such Seller is receiving the Securities solely for its own account and not with a view to or for sale in connection with distribution.  Such Seller does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Seller does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  Such Seller acknowledges that it (i) has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e) Rule 144.  Such Seller understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  Such Seller acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that it has been advised that Rule 144 permits resales only under certain circumstances.  Such Seller understands that to the extent that Rule 144 is not available, such Seller will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f) General.  Such Seller understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Seller set forth herein in order to determine the applicability of such exemptions and the suitability of it to acquire the Securities.  Such Seller understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g) No General Solicitation.  Such Seller acknowledges that the Securities were not offered to it by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which it was invited by any of the foregoing means of communications.  Such Seller, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h) Accredited Investor.  Such Seller is an “accredited investor” (as defined in Rule 501 of Regulation D) and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Seller is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Seller is not a broker-dealer.  Such Seller acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i) Certain Fees.  Such Seller has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(j) No Shorting.  Such Seller has not engaged in any Short Sales (as defined in Regulation SHO) of any securities of the Company or instructed any third parties to engage in any Short Sales of securities of the Company on its behalf prior to the Closing Date.  Such Seller covenants and agrees that it will not be in a net short position (to be determined on a fully diluted, as converted basis and without regard to any ownership blocker provisions contained in the Transaction Documents) with respect to the shares of Common Stock issued or issuable to it.

(k) Independent Investment.  Except as may be disclosed in any filings by Avaya with the Commission, such Seller has not agreed to act with any holder of the Company’s securities for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and such Seller is acting independently with respect to its investment in the Securities.

(l) Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of such Seller, threatened against such Seller or any of its Subsidiaries in respect of the Equipment or which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.

ARTICLE III COVENANTS

The Company covenants with each Seller as follows, which covenants are for the benefit of each Seller and its permitted assignees:

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form 8-K disclosing the transaction and filing a Form D with respect to the Securities as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to such Seller or subsequent holders.

Section 3.2 Registration and Listing.  The Company shall use commercially reasonable efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.  The Company will take all commercially reasonable actions necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading.

Section 3.3 Reserved.

Section 3.4 Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

Section 3.5 Reserved.

Section 3.6 Reporting Requirements.  If both the Commission and the Company cease making the Company’s periodic reports available via the Internet without charge, then the Company shall furnish the following to the Purchaser so long as the Purchaser shall beneficially own the Securities:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(b) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission.

Section 3.7 Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.8 Reserved.

Section 3.9 Reserved.

Section 3.10 Pledge of Securities.  The Company acknowledges that the Securities may be pledged by such Seller in connection with a loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and such Seller shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that such Seller and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At such Seller’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by such Seller.

Section 3.11 Reserved.

Section 3.12 Equipment.  (a) While in the custody of the Company or one of its agents or representatives and prior to Closing, the Company shall safeguard and maintain the Equipment using that degree of care as would be used by reasonable person entrusted with such equipment, and in any event using not less than that degree of care as it uses to safeguard and maintain its own equipment.

(b) The Company shall promptly return to such Seller, at the Company’s cost and expense, the Rejected Equipment to one or more locations (determined by such Seller) after it has been identified as Rejected Equipment.  The Company shall indemnify such Seller for any damage suffered by the Rejected Equipment while in the custody of the Company or one of its agents or representatives.  In addition, to the extent that, while in the custody of the Company or one of its agents or representatives, the Equipment causes loss or damage to the person or property of another (a “Third-Party Claim”), then the Company shall indemnify each Seller for all losses, costs, damages and expenses incurred by it in connection with such Third-Party Claims, except where such losses were caused by the act or omission of a Seller or its agents.

Section 3.13 Put Rights.  (a) If at any time between the first anniversary of the Closing Date and the date that is 18 months following the Closing Date (such six-month period, the “Repurchase Period”) the closing price of the Common Stock on the OTC Bulletin Board (or other exchange or market on which the Common Stock is then trading) on any given trading day shall be less than the Share Price, then each Seller shall have the right to demand that the Company repurchase from it, in a single transaction, not more than 50% of the Shares delivered to such Seller at Closing (the “Put Right”) by delivering written notice to the Company (the “Put Notice”); provided, that in order for the Put Notice to be effective, it must (i) be delivered to the Company within two (2) business days of such trading day, (ii) specify the number of Shares to be repurchased and (iii) specify the date for such repurchase to occur, which date shall not be less than five (5) business days (and not more than ten (10) business days) after the date of the Put Notice (the “Put Date”).  On the Put Date, the Company shall deliver to such Seller, in exchange for the Shares subject to the Put Notice, a cash payment equal to the total number of Shares subject to the Put Notice multiplied by the Share Price.  The rights of the Sellers set forth in this Section 3.13(a) shall expire at the end of the Repurchase Period.

(b) The Company expressly acknowledges and agrees that any Seller may transfer its Put Right to another Seller (such that the transferee Seller would be able to include the applicable number of Shares in its own Put Notice) at any time by providing written notice thereof to the Company; provided, that in order for a Seller to take advantage of any such transferred Put Right, such written notice must be received by the Company not less than five (5) business days prior to the applicable Put Date; provided, that in no event shall the aggregate number of Shares repurchased by the Company pursuant to Section 13(a) exceed 50% of the Shares delivered to the Sellers at Closing.

ARTICLE IV CONDITIONS

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.  The obligation hereunder of the Company to close, purchase the Equipment and issue the Securities to the Sellers at Closing is subject to the satisfaction or waiver, at or before Closing of the conditions set forth below.  These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Seller’s Representations and Warranties.  The representations and warranties of each Seller shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such date.

(b) Performance by Sellers.  Each Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the applicable Closing Date.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by each Seller to the Company.

(e) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, in respect of the Equipment or against any Seller, or any of their respective officers, directors or affiliates seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Officer's Certificate.  On the Closing Date, each Seller shall have delivered to the Company a certificate signed by an officer on behalf of such Seller, dated as of the Closing Date, confirming the accuracy of such Seller's representations, warranties and covenants as of the Closing Date and confirming the compliance by such Seller with the conditions precedent set forth in this Section 4.1 as of the Closing Date (provided that, with respect to the matters in paragraphs (c) and (e) of this Section 4.1, such confirmation shall be based on the knowledge of the officer after due inquiry).

(g) Acceptance Period.  Each Seller shall have delivered the Equipment to the Company, the parties shall have successfully completed the Acceptance Period, the Company shall have returned the Rejected Equipment, if any, to each Seller as applicable and the parties shall have made the necessary adjustments, if any, to the calculation of the Payment in respect of any such Rejected Equipment.

Section 4.2 Conditions Precedent to the Obligation of each Seller to Close and to Purchase the Securities.  The obligation hereunder of each Seller to sell the Equipment and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before Closing, of each of the conditions set forth below.  These conditions are for each Seller’s sole benefit and may be waived by such Seller at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc.  Trading in the Company’s Common Stock shall not have been suspended by the Commission or the Over-the-Counter Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to or with the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material adverse change in any financial market which, in each case, in the judgment of Avaya, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel.  The Sellers shall have received an opinion of the General Counsel of the Company, dated the date of Closing, substantially in the form of Exhibit C hereto.

(g) Share Certificates.  At or prior to Closing, the Company shall have delivered to each Seller certificates representing the Shares being acquired by such Sellers at Closing (in such denominations as Avaya may request).

(h) Reserved.

(i) Secretary's Certificate.  The Company shall have delivered to the Sellers a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws and (iv) the authority and incumbency of the officer of the Company executing this Agreement.

(j) Officer's Certificate.  On the Closing Date, the Company shall have delivered to the Sellers a certificate signed by an officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(k) Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the Closing Date.

(l) Acceptance Period.  Each of the Sellers shall have delivered the Equipment to the Company, the parties shall have successfully completed the Acceptance Period, the Company shall have returned the Rejected Equipment, if any, to each of the Sellers, as applicable, and the parties shall have made the necessary adjustments, if any, to the calculation of the Payment in respect of any such Rejected Equipment.

ARTICLE V CERTIFICATE LEGEND

Section 5.1 Legend.  Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR GLOWPOINT, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to issue or reissue certificates representing any of the Securities, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and provided the conditions set forth in this paragraph shall have been met.  Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, (ii) compliance with applicable state securities or "blue sky" laws has been effected, or (iii) the holder provides the Company with reasonable assurances that a valid exemption exists with respect thereto.  The Company will respond to any such notice from a holder within three (3) business days.  In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.  Whenever a certificate representing the Securities is required to be issued to Avaya without a legend, in lieu of delivering physical certificates representing the Securities, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Securities to Avaya by crediting the account of Avaya's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI INDEMNIFICATION

Section 6.1 General Indemnity.  The Company agrees to indemnify and hold harmless each Seller (and its directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by such Seller as a result of (a) any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein or (b) the ownership or operation of the Equipment on or after the Closing, including, without limitation, any of the Assumed Liabilities.  Each Seller agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of (a) any inaccuracy in or breach of the representations, warranties or covenants made by such Seller herein (b) the ownership or operation of the Equipment prior to the Closing, including, without limitation, any Excluded Liability or (c) the transfer of any Put Right pursuant to the terms of Section 3.13(b).  The maximum aggregate liability of each party pursuant to its indemnification obligations under this Article VI shall not exceed an amount equal to the Payment.

Section 6.2 Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.  No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

ARTICLE VII MISCELLANEOUS

Section 7.1 Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and each Seller acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and each Seller consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.   The Company and each Seller hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

Section 7.3 Entire Agreement; Amendment.  This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, none of the Company nor any Seller makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by each of the parties hereto.

Section 7.4 Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Glowpoint, Inc. 430 Mountain Avenue Murray Hill, New Jersey 07974 Attention: Chief Executive Officer Tel. No.: (973) 855-3411 Fax No.: (973) 391-1901
with copies (which copies shall not constitute notice to the Company) to:	Glowpoint, Inc. 430 Mountain Avenue Murray Hill, New Jersey 07974 Attention: General Counsel Tel. No.: (973) 855-3411 Fax No.: (973) 556-1272

If to any Seller:	Avaya Inc. 211 Mt. Airy Road Basking Ridge, NJ 07920 Attention: VP – Corporate Development Tel. No.: (908) 953-8595 Fax No.: (908) 953-4912

with copies (which copies shall not constitute notice to the Company) to:	Avaya Inc. 211 Mt. Airy Road Basking Ridge, NJ 07920 Attention: Corporate Secretary Tel. No.: (908) 953-3918 Fax No.: (908) 953-4912

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5 Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  Subject to Section 5.1 hereof, each Seller may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival.  The representations and warranties of the Company and each Seller shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date, except the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.11 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12 Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Seller or the terms and conditions of the Bill of Sale without the consent of Avaya, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement; provided, that in no way limiting the foregoing, each Seller expressly acknowledges that the Company shall file a Current Report on Form 8-K within four business days of the date hereof with respect to this Agreement and the transactions contemplated hereby.  The Company shall provide Avaya with a draft of such Form 8-K at least 1 business day prior to filing (for informational purposes only).

Section 7.13 Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances.  From and after the date of this Agreement, upon the request of any Seller or the Company, the Company and each Seller shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

GLOWPOINT, INC.

By:_____________________________________
Name:
Title:

AVAYA INC.

By:_____________________________________
Name:
Title:

AVAYA UK

By:_____________________________________
Name:
Title:

AVAYA CANADA CORP.

By:_____________________________________
Name:
Title: